EXHIBIT 16




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                          Pritchett, Siler & Hardy, PC
                          Certified Public Accountants

                                                                    Exhibit 16


March 5, 2018

Securities and Exchange Commission
100 F. Street
Washington, DC 20549 - 7561

Re: Advantego Corporation


We have read the statements that we understand Advantego Corporation will include under Item 4.01 of the Form 8-K report dated February 21, 2018 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Pritchett, Siler & Hardy, PC
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Pritchett, Siler & Hardy, PC
Salt Lake City, UT















       515 S 400 E., Ste. 100, Salt Lake City, UT 84111 P 801-328-2727
                                 F 801-328-1123